                              EMPLOYMENT AGREEMENT


     This Agreement is entered into this 5th day of May, 1997 by and between Electroscope, Inc., a Colorado corporation with its principal offices located at 4828 Sterling Drive, Boulder CO 80301 (hereinafter the "Company") and Patrick Crane residing at 4453 Rustic Trail., Boulder CO 80301 (hereinafter the "Officer").

     The Company manufactures and markets a line of proprietary electrosurgical products that are designed to provide greater safety to patients who undergo minimally invasive electrosurgery (the "Business"). The Company desires to secure and retain the services of Officer and such services are considered by the Company to be valuable with regard to the Business. The Company, through its Board of Directors, agrees to employ the Officer in the office of President and Chief Executive Officer of the Company for the Term, and Officer agrees to accept such employment and office upon the terms and conditions set forth herein.

1. TERM. Subject to the provisions for renewal and termination as hereinafter provided, the term of this Agreement shall commence on May 5, 1997 and terminate on April 30, 1998. Officer shall be employed on a part-time basis based upon time worked until May 18, 1997. This Agreement will be renewed automatically, upon the same terms and conditions, for successive periods of one year each, until either party at least sixty days prior to the expiration of the original term or any extended term, shall give written notice to the other of its intention not to renew such employment. Officer shall remain an employee during the sixty day notice period. Any election not to renew or to terminate by the Company shall be effected by a duly adopted resolution of the Company's Board of Directors. Unless otherwise stated, any notice of nonrenewal shall be treated as a termination without cause. The obligations of the Officer under Sections 9 and 10 shall survive termination or expiration of this Agreement. The obligations of the Company under the Agreement that by their terms are to be paid or to continue after termination of the Agreement, shall also survive such termination or expiration.

2. DUTIES. The Company agrees to employ the Officer as President and Chief Executive Officer of the Company and agrees to elect the Officer as a member of the Board of Directors as of the date of this Agreement and for so long as he is so employed. The responsibilities of the Officer shall be as set forth in the Company's Bylaws attached hereto as Exhibit A, as otherwise directed by the Company's Board of Directors and as more specifically set forth in Section 3 of this Agreement. The Officer shall report to the Board of Directors and all other officers of the Company shall report to him or as he shall direct. The Officer shall have primary accountability for the performance of the Company. He shall be responsible for the overall revenue and profit of the Company; establishing short-term and long-range objectives, plans and policies subject to the approval of the Board of Directors. He shall be responsible for representing the organization with major customers, the financial community, and the public. If the overall revenue and profit of the Company is not satisfactory, as determined by the Board of Directors, in no event shall this occurrence give rise to justification for termination of the Officer for cause.

3. OUTSIDE COMMITMENTS. The Officer shall not be constrained from continuation of limited outside business commitments so long as such commitments do not interfere or conflict with the performance of his duties as President and Chief Executive Officer of the Company. It is recognized that the Officer currently serves as a member of the Board of Directors of Staodyn, Inc., a publicly traded company based in Longmont, CO. A prior commitment exists to serve as a Board Member for a private company based in Redwood City, California. Any additional outside business activities which involve remuneration to the Officer, shall require the prior approval of the Board of Directors. Such approval shall not be unreasonably withheld so long as the outside commitment does not conflict with the Officer's responsibilities to the Company.

4. COMPENSATION. For all services rendered by the Officer under this Agreement, the Company shall pay to the Officer base cash compensation of $150,000 for the first 12 month period. Beyond May 5, 1998 compensation is subject to such increases as may be granted from time to time by the Board of Directors, but in no event shall such increase be less than the average percentage increase granted to the top ten salaried employees of the Company, unless mutually agreed upon by Officer and the Company. Such compensation shall be payable biweekly in equal installments. The Company will provide life insurance of $300,000 payable to a beneficiary of the Officer's choice, provided that Officer passes the physical examination required for said insurance and the annual premium cost for said insurance is less than $1,500. The Officer will be eligible for participation, according to the eligibility requirements of the plans, for participation in all other employee benefit programs including, but not limited to, medical, dental, workers compensation and disability insurance, as well as any 401(k) plan and existing or future pension or other employee benefits. Any additional benefits desired by the Officer may be, at the Officer's discretion, deducted from the base compensation in lieu of payment by the Officer thereof.

     STOCK OPTIONS. The Officer is hereby granted Incentive Stock Options to purchase 330,000 shares of the Company's Common Stock. Of this amount, Incentive Stock Options to purchase 130,000 shares will be subject to shareholder approval of an increase in the Company's Stock Option Plan at the annual shareholder's meeting to be held in 1997. In the event shareholder approval of the increase in the Company's Stock Option Plan is not obtained in 1997, the Incentive Stock Option to purchase 130,000 shares will automatically convert into a Non-Statutory Stock Option to purchase 130,000 shares on the same terms and conditions. As long as the Officer is employed by the Company, the options shall vest in three equal annual increments commencing one year from the date of grant and shall expire seven years from the date of initial grant. The option price shall be set at the Fair Market Value of the Company's Common Stock on May 5, 1997.
     Fair Market Value shall be defined as the closing bid price of the Company's Common Stock.

     STARTUP EXPENSES. In recognition of certain expenses associated with the onset of this Agreement, the Officer shall receive a one time payment of $40,000 on May 5, 1997. The Officer, at his sole discretion, may elect to receive equivalent amounts of restricted shares of the Company's Common Stock at 80% of Fair Market Value in lieu of cash compensation for this payment.

     STOCK BONUS PLAN. The Officer is hereby granted two Incentive Stock Options to purchase 100,000 shares each. The option grants are subject to upon shareholder approval of an increase in the Company's Stock Option Plan at the annual shareholder meeting to be held in 1997. In the event shareholder approval of the increase in the Company's Stock Option Plan is not obtained in 1997, the Incentive Stock Options will automatically convert into Non-Statutory Stock Options and the performance criteria will be waived. As long as the Officer is an employee, the options shall vest as follows: linearly from 70,000 to 100,000 shares if the Company's gross revenues exceed from $2.1 million to $3.0 million for the period July 1, 1997, through June 30, 1998; linearly from 70,000 to 100,000 shares if the Company's gross revenues exceed from $3.85 million to $5.5 million for the period July 1, 1998 through June 30, 1999. The calculation of gross revenues for the periods shall be determined by the Company's auditors according to GAAP.

     DILUTION. If the Board of Directors sells additional shares of Common Stock beyond those issued and outstanding as of April 30, 1997, other than shares issued pursuant to the exercise of options granted under the Company's Stock Option Plan, the Officer shall have the right, at his sole discretion, to purchase his pro rata share of the newly issued shares at the price as the newly offered shares. The intent of this provision is to allow the Officer to maintain ownership, or an option position, on a minimum percentage of the Company's common stock.

5. EXPENSES. The Officer shall be entitled to reimbursement for all reasonable expenses including travel, entertainment and similar items which may be incurred in connection with performance of his duties. Expenses incurred by the Officer pursuant to this section will be reimbursed by the Company upon presentation by the Officer from time to time of an itemized account of such expenditures in a form reasonably acceptable to the Company's chief financial officer or accounting manager. The Board of Directors has the right to review these expenses at any time.

6. WORKING FACILITIES. The Officer shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties at the Company's executive offices in Boulder, Colorado. The Officer's principal business activities shall be at such office or other location within 25 miles of Boulder, CO.

7. VACATION. The Officer shall be entitled each year to a vacation of four weeks (20 days) per year, during which time his compensation will be paid in full. Vacation shall accrue at a rate of 6.15 hours per payroll from the date of hire. Unused vacation may carry over for one additional year, but in no case shall the Officer have vacation accrued in excess of eight weeks.

8.   TERMINATION.

     a) The Company may terminate this Agreement for cause at any time on 30 days written notice to the other party thereof. In any termination for cause by the Company, "cause" shall mean: (i) gross misconduct, such as, but not limited to dishonesty, theft or embezzlement with regard to material property of the Company; (ii) excessive unauthorized absenteeism, after written notification from the Board of Directors of such absenteeism, and the Officer's failure to cure the problem; (iii) any of the following acts which have a material, negative impact on the financial condition of the Company: (a) actual fraud or other material acts of dishonesty in conducting the Company's business or in the fulfillment by the Officer or his assigned responsibilities; (b) the destruction of any material amount of the Company's property willfully or through the Officer's gross neglect;
          (c) the unauthorized willful disclosure of any Proprietary Information of the Company to any person, business or entity in violation of this Agreement or (d) a violation of internal controls or procedures. If the Officer is terminated for cause as defined in this section, all benefits and entitlements provided under this Agreement, including but not limited to, the vesting of options and payment of compensation, shall terminate as of the date of notification of termination for cause.

     b) If the Officer voluntarily terminates before May 5, 1998, the Officer will be required to reimburse the Company the amount of $40,000. If the Officer terminates this Agreement without cause at any time after May 5, 1998, he shall provide 30 days notice to the Company and shall be entitled to accrued salary, benefits through the notice period and optional COBRA coverage as authorized by current law but he shall in no event be entitled to severance pay or bonus compensation for the period through the date of termination.

     c) In the event of a change in control of the Company, regardless of whether such control has received the endorsement or recommendation of the Board of Directors of the Company, the Officer shall be paid compensation as set forth in the Change of Control Agreement attached to this Agreement as Exhibit B.

     d) If the Company terminates the Officer without cause, the Officer shall receive 24 months salary if such termination occurs prior to May 5, 1998. If such termination occurs subsequent to May 5, 1998, the Officer shall receive no less than 12 months salary. Stock options to purchase 330,000 shares will continue to vest during the 24 or 12 month period as defined above. The Officer shall have the option of selecting regular biweekly payments or a lump sum payment within 30 days of the notice of termination without cause. Should the Officer be terminated without cause prior to June 30, 1999, the 200,000 stock options granted in Section 4 under Stock Bonus Plan will vest contingent on Company performance for the period from July 1 to the end of any interim quarterly period immediately prior to the date of termination as reported to the Securities and Exchange Commission.
          The Officer will be entitled to a prorated amount of options based upon meeting a prorated gross earnings level for the period. For example, should termination occur on or after April 2, 1999, options will be granted to purchase 75,000 shares if the Company's gross revenues exceed $4,125,000 for the nine month period ended March 31, 1999. Likewise, should termination occur on or after October 1, 1998, options will be granted to purchase 50,000 shares if the Company's gross revenues exceed $1,375,000 for the quarter ended September 30, 1998.

9. NONCOMPETITION AGREEMENT. Officer acknowledges that the Company has trade secrets and confidential information that, as President and Chief Executive Officer, he will have access to all such trade secrets and confidential information. Therefore, in consideration for the severance benefits set forth above, the Officer agrees that for a period of the greater of (i) six months subsequent to the Termination Date or (ii) the severance pay period provided for in Section 8d), the Officer will not, directly or indirectly:

     a) Call upon any person or entity which was a customer of the Company immediately prior to the Termination Date for the purpose of diverting, taking away business of, or selling products or services competitive with significant products or services provided by the Company on the Termination Date.

     b) Alone or in any capacity solicit or in any manner to solicit or induce any persons or persons employed by the Company within one year prior to the Termination Date to leave such employment.

     c) Within the United States of America, either as an employee, employer, consultant, agent, principal, partner, more that 5% shareholders, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that designs, develops, manufactures or markets electrosurgical products, electrosurgical instruments, laser surgical products or instruments, or the harmonic scalpel, or that is in competition in any significant manner with any Material Business conducted by the Company subsequent to the date of this Agreement and in which the Company is involved on the Termination Date. Material Business shall be defined as that business which comprises in excess of 20% of the Company's revenue for the prior 12-month period.

10. NONDISCLOSURE OF PROPRIETARY INFORMATION. In view of the fact that Officer's employment by the Company will bring him into contact with certain confidential matters of the Company, its customers and suppliers, including, without limitation, matters of a technical nature (such as information about costs, profits, markets, price lists, sales, data files, mailing lists and lists of customers) and any other information of a similar nature to the extent not available to the public (the "Confidential Matters"), Officer agrees not to disclose, either during his employment or for a period of three years thereafter, any Confidential Matters of the Company, whether or not developed, to any person except with the Company's prior written consent and then only after such person has signed an agreement similar to this Agreement, or an agreement approved by the Company prior to such disclosure. In the event that the Board of Directors determines that the Officer possesses a significant Confidential Matter in the nature of a trade secret or other proprietary information that will not be in the public domain at the end of the three year period, upon written notification from the Board of Directors prior to the end of the three year period, the Officer agrees to keep that matter confidential indefinitely. In the event Officer has some question as to whether or not certain information is covered by this paragraph, Officer shall treat the information as within this paragraph until told otherwise by the Company, in writing. Officer further agrees to deliver to the Company, on the date of termination of his employment, for whatever reason, all memoranda, notes, records, reports, manuals, drawings, sketches, blueprints, bulletins, writings, proposals, notebooks, manuals and other documents containing confidential information of the Company, including all copies or summaries thereof, which Officer may possess or have in his control.

     It is agreed that Officer's services to the Company and his knowledge of the Company's activities are unique in that any breach or threatened breach by Officer of this Section cannot be remedied solely by damages. Accordingly, the breach of, or threatened breach by, Officer of the provisions of this Section shall allow the Company to seek injunctive relief restraining the Officer and any business, firm, partnership, or corporation from participating in such breach or anticipated breach, or engaging in any activity which shall constitute a breach of the provisions of this Section. The Company shall also have the right to bring an action to obtain monetary damages to which it may be entitled from Officer or any party who is involved in the use or dissemination of such confidential information.

11. OFFICER INDEMNIFICATION. Attached hereto as Exhibit C is an agreement to hold harmless and to indemnify the Officer from claims made by third parties or by shareholders on behalf of the Company against the Officer and/or the Company to the fullest extent allowable under Colorado law for all actions or omissions by the Officer in his position with the Company. The Company agrees to reimburse Officer up to $1,500 annually for the premium cost of any umbrella liability insurance policy purchased by the Officer which covers any such claims which may be made against him in connection with his positions with the Company.

12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered personally; (ii) mailed by certified mail, return receipt requested, with property postage prepaid; or (iii) delivered by recognized courier contracting for same day or next day delivery with signed receipt acknowledgment to the Company or the Officer.

     If to the Company:       Board of Directors
                              Electroscope, Inc.
                              4828 Sterling Drive
                              Boulder, CO 80301


     If to the Officer:       Patrick Crane
                              4453 Rustic Tr.
                              Boulder, CO. 80301

or at such other address as either party may specify from time to time in writing to the other.

13. ASSIGNMENT OF INVENTIONS. The Officer agrees to assign patent rights related to medical products developed during the term of this Agreement to the Company. Should the Company, by agreement of the Board of Directors, waive their right to assignment of any given patent, the Officer will retain ownership of said intellectual property.

14. ARBITRATION. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through the Judicial Arbiter Group ("JAG"), any successor of the JAG, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence. The arbiter shall be selected by JAG on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Boulder, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado rules of civil procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law, and shall be entitled to make an award of punitive damages when applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, trade names, copyrights, patents, trade secrets or other intellectual property or confidential information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

     In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

15. GENERAL PROVISIONS. This Agreement shall be governed by and construed under the laws of the state of Colorado, withing giving effect to its conflict of law principles. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Neither party may assign his or its obligations under this Agreement to any other party.

16. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, such holdings shall not affect the enforceability of any other provision of this Agreement, and all other provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

The Officer:                                The Company:
                                            Electroscope, Inc.

/s/ PATRICK CRANE                           By: /s/ DR. DONALD R. TEMPLE
-----------------------------------            ------------------------------
Patrick Crane                                  Dr. Donald R. Temple
                                               Management Committee Member

                                            By: /s/ ROGER ODELL
                                               ------------------------------
                                               Roger Odell
                                               Management Committee Member

                                            By: /s/ DR. WAYNE J. TIPPETT
                                               ------------------------------
                                               Dr. Wayne J. Tippett
                                               Management Committee Member

                                  CONFIDENTIAL

                 DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made effective as of May 5th, 1997, between Electroscope, Inc., a Colorado corporation ("THE CORPORATION") and Patrick Crane ("INDEMNITEE").

     WITNESSETH THAT:

     WHEREAS, Indemnitee is a Director, officer, employee or agent of the Corporation and/or is serving in such a capacity with another enterprise at the request of the Corporation, and in each such capacity is performing a valuable service from which the Corporation receives a benefit;

     WHEREAS, the Board of Directors of the Corporation have adopted Bylaws (the "BYLAWS") providing for the indemnification of the officers, directors, agents, and employees of the Corporation and those who serve in such capacities with other enterprises to the maximum extent authorized by the Colorado Business Corporation Act, as amended to date or hereafter amended, and any successor or similar statute concerning the indemnification of indemnitees (the "STATE STATUTE"); and

     WHEREAS, the Articles of Incorporation of the Corporation, (the "CERTIFICATE") as in effect on the date hereof, do not prohibit any form of Indemnification.

     WHEREAS, such Bylaws, and the State Statute as in effective on the date hereof, specifically provide that they are not exclusive in at least certain respects, and thereby contemplate that contracts may be entered into between the Corporation and the members of its Board of Directors and/or Officers with respect to indemnification of such persons; and

     WHEREAS, although authorized to do so by the State Statute as in effect on the date hereof, the Corporation has not purchased, does not presently maintain and does not presently intend to purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & O INSURANCE") due to the restrictive terms and difficulty in offering suitable D & O Insurance; and

     WHEREAS, the Corporation is concerned about recent developments with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions, all of which generally have raised questions concerning the adequacy and reliability of the protection afforded to indemnitees thereby; and

     WHEREAS, in order to resolve such questions and thereby induce Indemnitee to continue to serve in one or more of the above described capacities, the Corporation has determined and agreed to enter into this contract with Indemnitee;

     NOW THEREFORE, in consideration of Indemnitees continued service as a Director and/or officer after the date hereof, the parties agree as follows:

     1. INDEMNITY OF INDEMNITEE. The Corporation hereby agrees to defend, hold harmless and indemnify (collectively "INDEMNIFY") Indemnitee to the full extent authorized or permitted by the provisions of the State Statute, or other state, federal or other statutory, or regulatory provisions from time to time in effect authorizing or permitting such indemnification (collectively "OTHER LAWS"), or any provision in the Articles as in effect from time to time, or the Bylaws. Provided, however, that an amendment to State Statute (except as specifically mandated by such amendment), Other Laws (except as specifically mandated by such amendment), the Articles, or the Bylaws, shall not: (i) reduce any rights or benefits of Indemnitee existing under this Agreement; or (ii) reduce any rights or benefits of Indemnitee concerning indemnification in any State Statute, Other Laws, Certificate or Bylaws, as in effect after the date of this Agreement but before the particular amendment.

     2.   INSURANCE AND SELF INSURANCE.

          (a) The Corporation represents that it presently does not have in force and effect policies of D & 0 Insurance because of the disproportionate cost and limited benefits of such insurance coverage.

          (b) The Corporation shall inform Indemnitee of the terms of any such insurance acquired in the future and endeavor to provide Indemnitee at least fifteen (15) days advance notice of any change in, or termination of, such insurance (if any).

     3.   ADDITIONAL INDEMNITY.  Subject only to the exclusions set forth in
Section 4 hereof, the Corporation hereby further agrees to indemnify Indemnitee:

          (a) Against: (i) Expenses (as defined below); and (ii) judgments, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively "LIABILITIES"), actually incurred by Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, mediation, or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (including an action by or in the right of the Corporation) (collectively "CLAIM") to which Indemnitee is, was or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee, fiduciary, trustee, or agent of the Corporation or is or was serving or at any time serves at the request of the Corporation as a director, officer, partner, employee, fiduciary, trustee, or agent of any other foreign or domestic corporation, or any partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan; and

          (b) Otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the nonexclusivity provisions of the Bylaws, pursuant to the non-exclusivity provisions in the Articles, and under the State Statute and Other Laws.

          (c) Indemnitee shall also be entitled to payment (subject to any tax or other governmental or benefit plan withholding requirements) at his or her normal equivalent rate of compensation for all time spent in preparing for the defense of or in defending, or in connection with preparation in anticipation of, a claim, or in connection with discovery (as a witness or otherwise), concerning any Claim, including but not limited to any deposition, interrogatory or discovery request, unless Indemnitee is otherwise being compensated as a full time employee of the Corporation. In any event, however, such compensation shall be at a rate of not less than $15.00 per hour or more than $100.00 per hour.

          (d) Expenses incurred by Indemnitee which are indemnifiable by the Corporation, shall be advanced by the Corporation to Indemnitee upon: (i) execution of an undertaking by Indemnitee to the Corporation to repay such advances if he is found not to be entitled to indemnification of Expenses, which undertaking shall include an representation that he believes he is entitled to indemnification under the terms hereof and applicable law; and (ii) presentation of proper invoices (including requests for retainers not yet paid) to be paid by the Corporation. Provided, however, that the repayment obligation in this subparagraph shall apply only as to the specific amounts for which indemnification is found improper.

          (e) Amounts to be indemnified hereunder include all interest, assessments and other charges paid or payable in connection with, or in respect of, Expenses and other Liabilities. Amounts advanced by the Corporation shall include reasonable retainers and other prepayments required by third parties.

          (f) "EXPENSES" include any and all actually and reasonably incurred expenses (including attorneys and expert witness fees and expenses, bonding costs, telephone, travel and delivery fees, witness fees, transcript and court costs, and other costs) concerning or related to a Claim, including in preparation of the defense of anticipated Claims not yet asserted, of a type typically or reasonably incurred in proceedings or events similar to those of the nature of the Claim.

     4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

          (a) In respect to remuneration paid to Indemnitee if it shall be determined by a final judgment, or other final adjudication that such remuneration was in violation of law (the inability of the Corporation to deduct the remuneration from its Federal or any state or other taxable income or other tax effect, shall not be considered a violation of law for purposes of this provision);

          (b) On account of any suit in which judgment is rendered against a Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the corporation pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law;

          (c) On account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or knowingly willful grossly inappropriate misconduct; or

          (d) If a final decision by a Court or arbitration body under this Agreement having jurisdiction in the matter shall determine that such indemnification is not lawful.

     5.   PROCEDURE FOR SEEKING INDEMNIFICATION.

          (a) The Corporation shall indemnify Indemnitee as soon as possible after a written demand is properly presented by Indemnitee to the Corporation, but in any event within thirty (30) days of such demand.

          (b) Notwithstanding the foregoing, the Corporation shall reimburse or advance all Expenses within ten (10) days after written demand is properly presented by Indemnitee to the Corporation.

          (c) All decisions as to indemnification shall be made by the Reviewing Party (as defined below) except that (i) this provision does not permit the Corporation to not comply with any indemnification obligation more favorable to Indemnitee which it may have by State Statue, Other Laws, By-law or the Articles, and (ii) the Chief Financial Officer or Company controller shall be entitled to authorize the Corporation to make indemnification payments (including advances of Expenses) other than to himself or herself of up to $10,000 in the aggregate to Indemnitee without action of Reviewing Party, provided, however, that such amount shall be immediately repaid by Indemnitee if Reviewing Party determines such amount should not have been so paid.

          (d) Nothing herein prohibits Indemnitee from applying for indemnification with a Court or arbitration body.

     6. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation to Indemnitee in any capacity contained herein shall continue during the period Indemnitee holds the position for which he or she would be entitled to indemnification hereunder and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim by reason of the fact that Indemnitee was a director and/or officer of the Corporation or served in any other capacity referred to herein as entitling such person to indemnification hereunder.

          PROVIDED, HOWEVER, THAT THE CORPORATION MAY TERMINATE THIS AGREEMENT ON A DATE (THE "TERMINATION DATE") NOT LESS THAN TEN (10) DAYS AFTER NOTICE OF TERMINATION IS GIVEN TO THE INDEMNITEE, AS TO EVENTS WHICH FIRST OCCUR AND AS TO WHICH NO CLAIM MAY BE MADE FOR ANY TIME PRIOR TO THE "TERMINATION DATE" IN THE FOLLOWING FASHION: (1) If Indemnitee is not a Director of the Corporation, the Corporation may terminate this Agreement with the above affect by notice to the Indemnitee; (2) If Indemnitee is a Director of the Corporation, the Corporation may terminate this Agreement with the above affect by notice to the Indemnitee IF all other Directors of the Corporation are similarly no longer entitled to rights of indemnification as a matter of agreement with the Corporation or its affiliates or all Directors of the Corporation are offered the same new or restated rights of indemnification from the Corporation.

     7. NOTIFICATION AND DEFENSE OF CLAIM. Within fifteen (15) calendar days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

          (a) the Corporation will be entitled to participate therein at its own expense; and

          (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee will not unreasonably withhold its acceptance of any such counsel. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal expenses or legal fees subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs and fees of investigation and monitoring of the proceedings or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:
(i) the employment of counsel by Indemnitee has been authorized by the Corporation; or (ii) Indemnitee shall at any time have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action; in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

          (c) The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Corporations' written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement. If the Corporation refuses its consent for a settlement, and the ultimate judgment or settlement is less advantageous to Indemnitee, as an obligation separate from any other obligation herein the Corporation shall promptly pay the difference in value to Indemnitee.

     8. REPAYMENT OF EXPENSES. Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation for such expenses.

     9. INDUCEMENT TO SERVE. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as a director and/or officer of the Corporation, or in such other capacity as Indemnitee is entitled to indemnification hereunder, and acknowledges that Indemnitee is relying upon this Agreement in continuing such capacity.

     10. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     11. INTEREST. Any amounts owed hereunder by the Corporation to Indemnitee shall bear simple interest from the date the request for reimbursement in a specific amount was properly submitted to the Corporation by Indemnitee to the date reimbursement is made. The rate of such interest shall be the "Prime Rate" as reported in the Money Rates section of the Wall Street Journal, or, if such rate is not available, the "Base Rate" reported by Bank One, Boulder, CO, in each case being adjusted on the first calendar day of each calendar month to the rate as in effect on the preceding business day. Provided, however, that no interest shall be owing on principal amounts of $100,000 or less that are outstanding for less than thirty (30) days.

12.  INDEMNIFICATION FOR ADDITIONAL EXPENSES.

     (a) The Corporation shall indemnify Indemnitee against any and all expenses (including attorneys' and expert witness fees and expenses) and, if requested by Indemnitee, shall (within five (5) business days of such request) advance such expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for recovery under any D & 0 Insurance maintained by the corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be, unless and to the extent a court or arbitration body determines such claim was frivolous.

          (b) In the sole and absolute discretion of the Reviewing Party which is not Independent Counsel, the Corporation may provide contribution to Indemnitee in any circumstance set forth in any portion of this Agreement in which the Corporation would be prohibited from providing indemnification.

          (c) No provision herein permits the Corporation to deny contribution to which Indemnitee may otherwise be entitled.

     13. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses or other indemnification, but not, however, for all of the total thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Claim.

     14. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

     15. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contenders, or its equivalent, is not of itself determinative, and shall not create a presumption, that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court or other body has determined that indemnification is not permitted by applicable law.

     16. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws, the Articles, State Statute, Other Laws or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws, Articles, Other Laws, State Statute and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     17. LIABILITY INSURANCE. If the Indemnitee is an Officer or Director of the Corporation, to the extent the Corporation maintains D & 0 Insurance, Indemnitee shall be provided coverage by such policy or policies, in accordance with its or their terms, to the maximum extent reasonably possible, at least equal to the coverage provided to any other Director or Officer of the Corporation.

     18. SUBROGATION. In the event of payment under this Agreement to Indemnitee, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights. The Corporation shall pay over to Indemnitee any recovery under its subrogation rights (whether under this Agreement or otherwise) to the extent Indemnitee does not fully recover all sums to which it is entitled in respect of the matters from which the subrogation claim arose. It is the intent of this Section that Indemnitee receive a recovery of all his or her Expenses and Liabilities before the Corporation receives any recovery in respect of its subrogation rights.

     19. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received and is entitled to retain full payment (under any insurance policy, By-law, Articles, State Statute, Other Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

     20. SPECIFIC PERFORMANCE. The parties recognize that if any provision of this Agreement is violated by the Corporation Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, in law, at equity or otherwise, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any other relief or any combination of the foregoing as Indemnitee may elect to pursue.

     21. COOPERATION. Except to the extent such action would not be in the best interest of Indemnitee, Indemnitee shall cooperate with the Corporation in the defense of Claims asserted by persons other than the Corporation or its affiliates or associates.

     22. NO AMENDMENT OF ARTICLES OR BYLAWS. No amendment to the Articles or Bylaws shall be effective to reduce the rights or benefits of Indemnitee herein, and the Corporation hereby agrees not to adopt any amendment to its Articles or Bylaws to attempt to reduce such rights or benefits. The Corporation will not avoid or reduce the effectiveness of this provision by merging, consolidating or otherwise adopting governing documents with such effect, provided, however, that the only remedy of an Indemnitee for a breach of this sentence shall be a claim for damages and Indemnitee shall have no claim to specific performance or to enjoin such corporate event described in this sentence.

     23. GOVERNING LAWS: BINDING EFFECT: AMENDMENT AND TERMINATION; DEFINITIONS; GOOD FAITH; INTERPRETATION; NOTICE.

          (a) THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS ENTERED INTO IN THAT STATE BETWEEN RESIDENTS OF THAT STATE, WHICH IS TO BE WHOLLY PERFORMED IN THAT STATE. The parties recognize the importance and reasonableness of this provision as the Corporation is a Colorado corporation.

          (b) This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives, executors, administrators, estate and assigns and to the benefit of the Corporation, its successors and assigns.

          (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          (d) "INDEPENDENT COUNSEL" means a law firm with more than ten (10) full time attorneys, authorized to practice in the State of incorporation of the Corporation, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent:
(i) the Corporation or Indemnitee in any matter, or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, "INDEPENDENT COUNSEL" shall not mean any person who, under the applicable standards of professional conduct then prevailing in the jurisdiction in which such person practices or the State of Colorado, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's right hereunder.

          (e) "CHANGE IN CONTROL" means that fifty percent or more of the voting stock entitled to vote for the election of directors of the Corporation (or if there is more than one class of stock, stock entitled to elect a majority of the directors) is beneficially held by persons who beneficially hold none or less than five percent (5%) of such stock on the date hereof.

          (f) The parties will act in good faith in connection with this Agreement.

          (g) This Agreement shall be interpreted in all cases to the benefit of Indemnitee.

          (h) All notices to be given hereunder shall be in writing and shall be considered delivered when received. Notices to the Corporation shall be given at the corporate headquarters of the company marked "Attn. Chief Financial Officer". Notices to Indemnitee shall be given to the last address of the Indemnitee known to the Corporation. Notice may be delivered in hand, by responsible courier (such as Federal Express), or by U.S. mail, but not by telecopy unless authorized in writing by the intended recipient.

     24. ARBITRATION. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through the Judicial Arbiter Group, any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence ("JAG"). The arbiter shall be selected by JAG on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Boulder, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado rules of civil procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law, and shall be entitled to make an award of punitive damages when applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property or proprietary information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

     In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

     25. REVIEWING PARTY. The "REVIEWING PARTY" shall (i) be the Board of Directors acting by majority vote of a quorum consisting of directors who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, or (ii), if such a quorum is not obtainable, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the Claim (except that directors who are parties to the claim may participate in the designation of directors for the committee). If such quorum cannot be obtained or the committee cannot be so established, or, even if obtainable a quorum of disinterested directors so directs, the Reviewing Party shall be Independent Counsel who shall render a written opinion, and, if not determined by any of the above means, the Reviewing Party shall be the shareholders of the Corporation.

     Provided, however, that after a Change in Control, Indemnitee may require that the Board of Directors act in accordance with the written opinion of Independent Counsel selected by Indemnitee and approved by the Corporation and not use any other method for making its determination. The Corporation shall object to Indemnitees choice of Independent Counsel within seven (7) days of its selection or shall lose all rights to object thereto in the future unless it is later discovered that such counsel has a conflict of interest that would render its representation inappropriate under the rules of ethics than in effect in the state in which such counsel practices. If Indemnitee and the Corporation cannot agree on Independent Counsel after two (2) selections, Independent Counsel shall be selected by arbitration conducted under the arbitration clause of this Agreement. Independent Counsel in all cases, among other things, shall render its written opinion to the Corporation, the Board of Directors and Indemnitee within ninety (90) days after it is retained. The Corporation agrees to at least monthly pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such counsel against any and all reasonable expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     Both parties will provide reasonable information requested by the Reviewing Party to assist in its determination.

     If it is contrary to State Statute or other applicable law to require that the binding decision be made by Independent Counsel, in circumstances where Independent Counsel is to render a decision hereunder, Independent Counsel shall nevertheless be retained to, and shall, render such opinion as above provided and such opinion shall be provided to the Reviewing Party, Indemnitee and the Board of Directors of the Corporation.

     If Independent Counsel is the Reviewing Party, it will also render its non-binding opinion on whether the Expenses requested are reasonable.

     26. ATTORNEY'S FEES. If any action is brought by Indemnitee to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorney's and expert witness fees, incurred by Indemnitee with respect to such action, except to the extent that a court or arbitration body determines that a particular claim was frivolous, in which case no expenses shall be paid attributable to the additional expenses of asserting the particular claim. If a action is brought by or in the name of the Corporation to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable expert witness and attorney's fees, incurred by

Indemnitee in defending against such claim and in asserting any mandatory counterclaims or any cross-claims in such action, except to the extent that a court or arbitration body determines that a particular defense, counterclaim or crossclaim was frivolous, in which case no expenses shall be paid attributable to the additional expenses of asserting the particular defense, counterclaim, or cross-claim.

     27. TRUST. Nothing herein prohibits the Corporation from establishing one or more trusts or similar arrangements, from time to time, to provide or hold a source of funds for indemnification hereunder.

     28. SUBSEQUENT INSTRUMENTS AND ACTS. The parties shall execute and deliver further instruments and perform any acts that may reasonably become necessary from time to time to carry out the terms and intent of this Agreement.

     29. INDEMNITEE HAS CONSULTED OWN ADVISORS. Indemnitee is aware that the Courts and State Statute, as well as the policy or law of federal and possibly state and local governmental agencies and bodies, may restrict or prohibit the indemnification, including of Expenses, of Indemnitee by the Corporation. This could include claims under various securities laws and the Employee Retirement Income Security Act ("ERISA"). Indemnitee has had an opportunity to review this agreement with legal counsel of his choosing and understands that he may not be entitled as a matter of law to all the benefits of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

The Officer:                           The Company:
                                       Electroscope, Inc.



/s/ PATRICK CRANE                      By: /s/ DR. DONALD R. TEMPLE
-------------------------------           ---------------------------------
Patrick Crane                             Dr. Donald R. Temple
                                          Management Committee Member

                                       By: /s/ ROGER ODELL
                                          ---------------------------------
                                          Roger Odell
                                          Management Committee Member

                                       By: /s/ DR. WAYNE J. TIPPETT
                                          ---------------------------------
                                          Dr. Wayne J. Tippett
                                          Management Committee Member

                           CHANGE OF CONTROL AGREEMENT


AGREEMENT made as of this 5th day of May, 1997, by and between Electroscope, Inc., a Colorado corporation, with its principal offices located at 4828 Sterling Drive, Boulder, CO 80301, (hereinafter the "Company"), and Patrick Crane, residing at 4453 Rustic Trail, Boulder, CO 80301 (hereinafter the "Officer").

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, beneficially owns 50% or more of the Company's voting common stock; or, (b) at any time during the period of three consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which both (i) a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger, and (ii) which would result in the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (d) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (b) "Termination Date" shall mean the date following a Change of Control when the Officer receives written notice that his employment is terminated without Cause as defined in the Employment Agreement, or, if later, such other termination date specified in the written notice.

     (c) "Terminate" shall mean not only a complete termination of employment by the Company or its successor but also a significant negative change in the terms of employment with the Company or its successor, including but not limited to a requirement to relocate or a significant reduction in salary and benefits.

     (d) "Termination Following a Change of Control" shall mean a termination without Cause by the Company following or in connection with a change of control or a termination by the Officer for "Good Reason" of the Officer's employment with the Company within two years following a "Change of Control" (as defined below).

     (e) For purposes of this Agreement, "Good Reason" shall include, but not be limited to, any of the following (without the Officer's express written consent):

          i) the assignment to the Officer by the Company of duties inconsistent with or a substantial alteration in the nature or status of, the Officer's responsibilities as in effect immediately prior to a Change of Control;

          ii) a reduction by the Company in the Officer's compensation or benefits as in effect immediately prior to the date of a Change of Control;

          iii) a relocation of the Company's principal offices beyond 25 miles from the present Boulder, Colorado location, or the Officer's relocation to any place other than the Boulder, Colorado offices of the Company, except for reasonably required travel by the Officer on the Company's business;

          iv) any material breach by the Company of any provision of this Agreement if such material breach has not been cured within thirty (30) days following written notice of such breach by the Officer to the Company setting forth with specificity the nature of the breach; or

          v) any failure by the Company to obtain the assumption and performance of the Employment Agreement and this Agreement by any successor (by merger, consolidation or otherwise) or assignee of the Company.

2. SEVERANCE BENEFITS. In the event there is a Termination Following a Change of Control, the Officer shall be entitled to the following severance benefits for a period of 12 months after the Termination Date:

     (a) Continued base salary in regular biweekly payments, or if so elected by the Officer, a lump sum payable within 30 days of the Officer's election.

     (b) Bonus payable in such amount as would be payable to the Officer had he been employed by the Company for the full fiscal year during which the termination occurred, and the Company had achieved Plan performance for such fiscal year. Such bonus shall be paid in the same manner as elected by the Officer in (a) above;

     (c)  Continued medical, dental, life and disability insurance benefits; and

     (d)  Continued retirement benefits, including 401(k) plan.

     Such benefits shall be identical to the salary, bonus, insurance and retirement plan benefits to which the Officer was entitled immediately prior to the Change of Control. During such 12-month period, the Officer shall continue to be an employee of the Company for purposes of participation in the plans which provide the benefits described in subsections (c) and (d) above but shall have no further responsibilities as an employee and shall not be required or permitted to continue his former duties. Subject to Section 3, the Officer shall be free to accept other employment during such period, and there shall be no offset of any employment compensation earned by Officer in such other employment during such period against payments due the Officer hereunder, and there shall be no offset in any compensation or benefits received from such other employment against the continued salary and benefits set forth above.

3. STOCK OPTION VESTING. In the event of a Termination Following a Change of Control, all outstanding stock options held by the Officer which are not then exercisable, shall become exercisable in their entirety as of the date immediately preceding the Termination Date.

4. NONCOMPETITION AGREEMENT. Officer acknowledges that the Company has trade secrets and confidential information, that as President and Chief Executive Officer he will have access to all such trade secrets and confidential information and that in performing duties in an executive position for another company he might necessarily use and divulge such trade secrets and confidential information. Therefore, in consideration for the severance benefits set forth above, the Officer agrees that for a period of 12 months subsequent to the Termination Date, the Officer will not, directly or indirectly:

     (a) Call upon any person or entity which was a customer of the Company immediately prior to the Termination Date for the purpose of diverting, taking away the business of, or selling products or services competitive with significant products or services provided by the Company;

     (b) In any manner, misuse or divulge to any person any list of customers, confidential information or trade secrets of the Company;

     (c) Alone or in any capacity solicit or in any manner attempt to solicit or induce any person or persons employed by the Company within one year prior to the Termination Date to leave such employment;

     (d) Within the United States of America, either as an employee, employer, consultant, agent principal, partner, more than 5% stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any significant manner with any material business conducted by the Company on the Termination Date.


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

5.   TERMINATION. This Agreement may be terminated only as follows:

     (a)  by mutual written agreement of the parties;

     (b) upon termination of Officer's employment prior to, and not in connection with, a Change of Control.

     (c)  when the Officer attains age 65.

6. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

7. ASSIGNMENT. The parties may assign their economic rights under this Agreement but shall not assign any personal obligations from this Agreement.

8. MISCELLANEOUS. This Agreement: (a) contains the entire agreement among the parties regarding the subject matter hereof and supersedes any prior agreements on this subject between the parties; (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver; (c) shall be construed in accordance with, and governed by, the laws of Colorado; and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and permitted assigns, including, without limitation, any successor to the business of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE OFFICER:                           THE COMPANY:
                                       Electroscope, Inc.


/s/ PATRICK CRANE                      By: /s/ DR. DONALD R. TEMPLE
------------------------------            -------------------------------------
Patrick Crane                             Dr. Donald R. Temple
                                          Management Committee Member

                                       By: /s/ ROGER ODELL
                                          -------------------------------------
                                          Roger Odell
                                          Management Committee Member

                                       By: /s/ DR. WAYNE J. TIPPETT
                                          -------------------------------------
                                          Dr. Wayne J. Tippett
                                          Management Committee Member




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